Exhibit 99.1

For Release:

February 26, 2009

4:00 p.m. Eastern

Market Leader Announces 2008 and Fourth Quarter Results

KIRKLAND, Wash. – February 26, 2009 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the fourth quarter and year ended December 31, 2008.

2008 Results

•	Revenue of $38.4 million compared to $59.8 million in 2007

•	Net loss of $13.1 million compared to $12.4 million in 2007

•	$1.6 million in positive cash flow from operations compared to a slight use of cash in 2007

•	$1.1 million in Adjusted EBITDA from continuing operations compared to $2.6 million in 2007

“In a year that saw the lowest existing U.S. home sales in the Company’s history, Market Leader generated positive cash flow from operations while making significant progress on its strategic objectives,” said CEO Ian Morris.

2008 Highlights

Market Leader generated positive cash flow from operations and Adjusted EBITDA despite lower revenues by focusing on customer retention and expense management. The company’s customer retention efforts reduced churn by 21 percent in 2008 compared to 2007, a testament to the important role that Market Leader’s products play in the lives of its customers. Additionally, the Company’s disciplined approach to expense management resulted in a 24 percent increase in revenue per employee in 2008 compared to 2007.

In addition to these operational results, Market Leader demonstrated significant progress against its strategic objectives. The Company leveraged RealtyGenerator’s technology platform and business model to develop and launch two new products:

•	Growth Leader – a new marketing solution for real estate agents that integrates a consumer-response generating website with a web-based CRM tool, and

•	Team Leader – the first real estate marketing solution designed specifically to address the needs of real estate agent teams.

Both products are built on the Vision contact management solution, the next generation of RealtyGenerator’s technology platform. In a shift from traditional lead generation, the Vision approach enables customers to generate a steady stream of prospects on their own, branded websites. Real estate professionals then cultivate these consumer relationships in ways not possible in the past, tapping the real-time insight and powerful functionality of their Vision contact management solution.

Based on experience with RealtyGenerator customers as well as early success with both Growth Leader and Team Leader, the Company believes its Vision solutions deliver higher quality, more engaged prospects than typical lead generation products, and that these solutions will positively impact the Company’s customer retention and lifetime customer value.

Strong customer success helped drive annual sales growth of the RealtyGenerator product that was acquired in November 2007 and contributed significantly to Market Leader’s positive cash from operations in 2008. Market Leader expects to unify its RealtyGenerator and Vision platforms later this year while adding new features and scalability to the platform.

Comparisons of Quarterly Results

•

Revenue was $7.8 million in the fourth quarter compared to $9.3 million in the third quarter of 2008. The decline in sequential quarter revenue reflected fewer customers and lower average revenue per customer. New customer sales declined in the fourth quarter amid the lowest existing home sales in the Company’s history and prospects’ concerns about the economy.

•

Net loss was $8.8 million in the fourth quarter, including $6.2 million of non-cash charges, compared to net loss of $1.8 million in the third quarter. The non-cash charges in the fourth quarter net loss consisted of $4.9 million impairment of goodwill and $1.3 million related to an impairment of an equity investment in an unconsolidated subsidiary.

•	Adjusted EBITDA from continuing operations was a loss of $0.5 million in the fourth quarter compared to Adjusted EBITDA of $0.7 million in the third quarter, primarily reflecting reduced revenue.

•

Market Leader’s cash position remained strong with $58.6 million in cash, cash equivalents and short-term investments. The Company generated $0.2 million in cash from operations in the fourth quarter, used $1.0 million to repurchase stock, and paid off all long-term debt with a $1.6 million principal payment under terms of a note that came due in December.

Cash Position Update

The Company believes that its strong cash position is a strategic asset. Liquidity and security of principal continue to be core to the Company’s investment policy. The Company invests in cash equivalents consisting of money market funds that invest in high quality, short-term U. S. government obligations and repurchase agreements collateralized by U. S. government obligations, and direct investments in U. S. Treasury securities. Short-term investments are comprised of U. S. Treasury securities and FDIC-insured certificates of deposit with terms of one year or less. Cash, cash equivalents and short-term investments totaled $58.6 million at year-end.

During 2008, Market Leader re-purchased and retired 821,957 shares at an average cost of $2.44 per share, and may purchase up to approximately 928,043 additional shares under the current share repurchase authorization.

Conference Call

Market Leader will host a conference call and live Webcast to discuss fourth quarter financial results on Thursday, February 26, 2009 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial 719-325-4810. A live webcast of the call will be available from the Investor Relations section of the Company’s Web site at http://www.marketleader.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. ET on February 26 through 11:59 p.m. on February 27 by dialing 719-457-0820 and entering the passcode 4275682#.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include its ability to retain and increase its customer base, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, to expand into new lines of business, and to effectively re-brand and re-launch the Company. Please refer to the Company’s 2007 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the Company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA from continuing operations is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA from continuing operations” refers to a financial measure that we define as earnings or loss before results of discontinued operations, net interest, income taxes, depreciation, amortization, impairment of long-lived assets including goodwill impairment, equity in loss of unconsolidated subsidiary, stock-based compensation and gain on sale of fixed assets. Adjusted EBITDA from continuing operations is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA from continuing operations as reported by other companies. We believe Adjusted EBITDA from continuing operations to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. The components of Adjusted EBITDA from continuing operations include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA from continuing operations for planning purposes and in presentations to our Board of Directors. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA from continuing operations.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended			Twelve months ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net loss	$(8,848)	$(1,808)	$(9,836)	$(13,119)	$(12,375)
Adjustments
Interest income, net	(128)	(289)	(762)	(1,225)	(2,982)
Gain on sale of fixed assets	—	—	—	(791)	—
Impairment of goodwill and long-lived assets	4,883	—	4,916	4,883	6,116
Impairment of and equity in loss of unconsolidated subsidiary	1,461	207	162	2,004	162
Income from operations of discontinued mortgage segment	—	—	(37)	—	(194)
Depreciation and amortization of property and equipment from continuing operations	1,032	1,040	1,064	4,046	5,634
Amortization of intangible assets for continuing operations	454	491	333	1,929	760
Stock-based compensation from continuing operations	743	1,014	940	3,325	3,544
Income tax expense (benefit)	(58)	31	4,041	9	1,954

Adjusted EBITDA from continuing operations	$(461)	$686	$821	$1,061	$2,619

About Market Leader, Inc.

Market Leader (NASDAQ: LEDR) provides real estate professionals with innovative marketing and technology solutions that enable them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader provides real estate agents, agent teams, and brokerage companies with subscription software and advertising products that enable them to generate a steady stream of prospects, as well as the tools and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. The Company also provides consumers with free access to the information and tools they need throughout the home buying and selling process through its national consumer real estate sites. These websites enable Market Leader to provide its customers with access to millions of future home buyers and sellers while providing these consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.MarketLeader.com.

LEDR: FINANCIAL

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Hugh Siler

Siler & Company for Market Leader, Inc.

949.646.6966

hugh@silerpr.com

#FINANCIAL STATEMENTS FOLLOW#

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenues	$7,783	$12,189	$38,368	$59,808
Expenses:
Sales and marketing (1)	5,464	7,879	24,978	39,453
Technology and product development (1)	1,536	1,694	6,409	9,114
General and administrative (1)	1,987	2,735	9,245	12,166
Gain on sale of fixed assets	—	—	(791)	—
Impairment of goodwill and long-lived assets	4,883	4,916	4,883	6,116
Depreciation and amortization of property and equipment	1,032	1,064	4,046	5,634
Amortization of intangible assets	454	333	1,929	760

Total expenses	15,356	18,621	50,699	73,243

Loss from operations	(7,573)	(6,432)	(12,331)	(13,435)
Impairment of and equity in loss of unconsolidated subsidiary	(1,461)	(162)	(2,004)	(162)
Interest income, net	128	762	1,225	2,982

Loss before income tax expense	(8,906)	(5,832)	(13,110)	(10,615)
Income tax expense (benefit)	(58)	4,041	9	1,954

Net loss from continuing operations	(8,848)	(9,873)	(13,119)	(12,569)
Discontinued operations
Income from operations of discontinued mortgage segment	—	57	—	297
Income tax expense	—	20	—	103

Income from discontinued operations	—	37	—	194

Net loss	$(8,848)	$(9,836)	$(13,119)	$(12,375)

Net loss per share:
Basic and diluted:
Continuing operations	$(0.37)	$(0.40)	$(0.54)	$(0.51)
Discontinued operations	$—	$—	$—	$0.01

Total	$(0.37)	$(0.40)	$(0.54)	$(0.50)

Number of shares used in per share calculations	24,105	24,498	24,293	24,520

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2008	2007	2008	2007
Sales and marketing	$290	$302	$970	$804
Technology and product development	85	93	200	404
General and administrative	368	545	2,155	2,336
Discontinued operations	—	—	—	19

	$743	$940	$3,325	$3,563

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$47,668	$35,450
Short-term investments	10,980	27,400
Accounts receivable, net of allowance of $29 and $50	79	128
Prepaid expenses and other assets	1,480	1,764
Prepaid income taxes	2	905

Total current assets	60,209	65,647
Property and equipment, net of accumulated depreciation of $13,859 and $11,518	4,452	6,187
Goodwill	—	3,833
Intangible assets, net of accumulated amortization of $4,506 and $2,576	4,179	6,330
Minority investment in unconsolidated subsidiary	584	2,588
Other noncurrent assets	—	398

Total assets	$69,424	$84,983

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$736	$1,395
Accrued compensation and benefits	1,767	2,084
Accrued expenses and other current liabilities	1,111	1,809
Deferred rent, current portion	289	289
Deferred revenue	374	373
Note payable	—	1,873

Total current liabilities	4,277	7,823
Deferred rent, less current portion	303	722

Total liabilities	4,580	8,545
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 24,035,074 and 24,521,139 shares at December 31, 2008 and 2007, respectively	67,900	66,375
(Accumulated deficit) retained earnings	(3,056)	10,063

Total shareholders’ equity	64,844	76,438

Total liabilities and shareholders’ equity	$69,424	$84,983

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve months ended December 31,
	2008	2007
Cash flows from operating activities:
Net Loss	$(13,119)	$(12,375)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	4,046	5,634
Amortization of intangible assets	1,929	760
Stock-based compensation	3,325	3,563
Excess tax benefit from exercises of stock options	—	(83)
Deferred income tax expense (benefit)	—	3,060
Gain on sale of fixed assets	(791)	—
Impairment of goodwill and long-lived assets	4,883	6,116
Impairment of and equity in loss of unconsolidated subsidiary	2,004	162
Changes in certain assets and liabilities
Accounts receivable	49	300
Prepaid expenses and other current assets	284	(773)
Prepaid income taxes	903	995
Other noncurrent assets	398	11
Accounts payable	(659)	(1,373)
Accrued compensation and benefits	(317)	(1,101)
Accrued expenses and other current liabilities	(908)	(3,699)
Deferred rent	(419)	(372)
Deferred revenue	1	(864)

Net cash provided by (used in) operating activities	1,609	(39)

Cash flows from investing activities:
Purchases of short-term investments	(10,980)	(39,145)
Sales of short-term investments	27,400	40,145
Purchases of property and equipment	(2,549)	(2,808)
Proceeds from sale of fixed assets	1,209	(14)
Acquisition of Realty Generator	(901)	(9,225)
Investment in ActiveRain	—	(2,750)

Net cash provided by (used in) investing activities	14,179	(13,797)

Cash flows from financing activities:
Purchase and retirement of common stock	(2,008)	(968)
Payment of principal on note payable	(1,590)	—
Proceeds from exercises of stock options and warrants	260	795
Payment of taxes due upon vesting of restricted stock	(232)	—
Excess tax benefit from exercises of stock options	—	83

Net cash used in financing activities	(3,570)	(90)

Net increase (decrease) in cash and cash equivalents	12,218	(13,926)
Cash and cash equivalents at beginning of period	35,450	49,376

Cash and cash equivalents at end of period	$47,668	$35,450